Exhibit 10.1

October 18, 2006

LFB Biotechnologies

3, avenue des Tropiques

Les Ulis

91958 Courtaboeuf

France

Re: Amendment to the Stock and Note Purchase Agreement

This letter sets forth an amendment to the Stock and Note Purchase Agreement dated as of September 29, 2006 (the “Agreement”) between LFB Biotechnologies (the “Purchaser”) and GTC Biotherapeutics, Inc. (the “Company”) and shall be interpreted in accordance with the terms thereof. Capitalized terms not defined herein shall have the meanings set forth in the Agreement.

The second paragraph of Section 3 of the Agreement is hereby amended and restated in its entirety as follows:

“Upon approval by the SEC of such preliminary proxy or consent solicitation statement or, if the SEC has not reviewed such statement, promptly after the expiration of 10 calendar days from the filing of the preliminary proxy statement or consent solicitation statement, the Company shall file a definitive proxy statement or consent solicitation statement and call and hold a shareholder meeting within 40 calendar days of the filing of such definitive proxy statement to obtain the Shareholder Approvals.”

GTC BIOTHERAPEUTICS, INC.

By:	/s/ John B. Green
John B. Green
Senior Vice President and Chief Financial Officer

AGREED:

LFB BIOTECHNOLOGIES S.A.S.U.

By:	/s/ Christian Béchon
Christian Béchon
President